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                                                                  EXHIBIT 1.01


                           SELECTED DEALERS AGREEMENT

                    PUBLIC OFFERING OF FIBR-PLAST CORPORATION

                        5,000,000 SHARES OF COMMON STOCK
                                 $2.00 PER SHARE





________, 2001


         Fibr-Plast Corporation, an Oklahoma corporation (the "Company") is offering shares of its common stock (the "Shares") on a best efforts minimum/maximum basis. Unless the Company receives paid subscriptions for at least 1,000,000 Shares by *________*, 2001, no shares will be sold and all proceeds will be returned to subscribers, without interest.

         The Company is offering to sell the Shares through certain selected dealers (the "Selected Dealers"), when, as and if accepted by the Company and subject to withdrawal, cancellation or modification of the offer without notice and further subject to the terms of (i) the Company's current Prospectus (the "Prospectus"), (ii) this Agreement, and (iii) the Company's instructions which may be forwarded to the Selected Dealer from time to time. This invitation is made by the Company only if the Shares may be offered lawfully to dealers in your state.

         The further terms and conditions of this invitation are as follows:

         1. Acceptance of Orders. Orders received by the Company from the Selected Dealer will be accepted only at the price, in the amounts and on the terms which are set forth in the Company's Prospectus, subject to allotment in the Company's sole discretion. The Company reserves the right to reject any orders, in whole or in part.

         2. Selling Commission. As a Selected Dealer, you will be allowed on all Shares sold by you a commission of ___% of the public offering price of such Shares as shown in the Company's Prospectus. No selling commission will be allowed to any domestic broker-dealer who is not a member of the National Association of Securities Dealers, Inc. (the "Association"), or to any foreign broker-dealer eligible for membership in the Association who is not a member of the Association. Payment of such selling commission to you will be made only as if the proceeds of the Shares sold by you are released to the Company by the escrow agent as described in the Company's Prospectus or the escrow arrangements or retained by the Company if more than at least the minimum number of Shares is sold during the offering period as described in the Company's Prospectus. After the Shares are released for sale to the public, the Company is authorized to, and may, change the public offering price and the selling commission.


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         3. Payment for Shares. Payment for the Shares purchased by you is to be made at the full public offering price of such Shares as shown in the Company's Prospectus. The Company may in its discretion deliver the Shares purchased by you through the facilities of the Depository Trust Company or, if you are not a member, through your ordinary correspondent who is a member unless you promptly give the Company written instructions otherwise.

         4. Offering Representations. The Company has been informed that a Registration Statement in respect of the Shares (the " Registration Statement") has or is expected to become effective under the Securities Act of 1933, as amended (the "Act"). You are not authorized to give any information or to make any representations other than those contained in the Prospectus or to act as agent for the Company or for the undersigned when offering the Shares to the public or otherwise.

         5. Blue Sky. The Company does not assume any responsibility or obligations as to your right to sell the Shares in any jurisdiction, notwithstanding any information furnished in that connection. You shall report in writing to the Company the number of Shares which have been sold by you in each state and the number of transactions made in each such state. This state report shall be submitted to the Company as soon as possible after completion of billing, but in any event not more than three days after the closing.

         6. Dealer Undertakings. By accepting this Agreement, you in offering and selling the Shares in the Public Offering (i) acknowledge your understanding of (a) the Conduct Rules (the "Rules") of the Association and the interpretations of such Rules promulgated by the Board of Governors of the Association (the "Interpretations") including, but not limited to the Rule and Interpretation with respect to "Free-Riding and Withholding" defined therein,
(b) Rule 174 of the rules and regulations promulgated under the Act, (c) Regulation M promulgated under the Exchange Act, (d) Release No. 3907 under the Act, (e) Release No. 4150 under the Act, and (f) Sections 2730, 2740, 2420 and 2750 of the Rules and Interpretations thereunder, and (ii) represent, warrant, covenant and agree that you shall comply with all applicable requirements of the Act and the Exchange Act in addition to the specific provisions cited in subparagraph (i) above and that you shall not violate, directly or indirectly, any provision of applicable law in connection with its participation in the Public Offering of the Shares.

         7. Conditions of Public Offering. All sales shall be subject to delivery by the Company of certificates evidencing the Shares against payment therefor.

         8. Failure of Order. If an order is rejected or if a payment is received which proves insufficient or worthless, any compensation paid to the Selected Dealer shall be returned by (i) restoration by the Company to the Selected Dealer of the latter's remittance or (ii) a charge against the account of the Selected Dealer with the Company, as the latter may elect without notice being given of such election.

         9. Additional Representations, Covenants and Warranties of Selected Dealer. By accepting this Agreement, you represent that you are registered as a broker-dealer under the

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Exchange Act; are qualified to act as a dealer in the states or the jurisdictions in which it shall offer the Shares; is a member in good standing of the Association; and shall maintain such registrations, qualifications and membership in full force and effect and in good standing throughout the term of this Agreement. If the Selected Dealer is not a member of the Association, it represents that it is a foreign dealer not registered under the Exchange Act and agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any sales to comply with the Association's Rules and Interpretations with respect to Free-Riding and Withholding. Further, the Selected Dealer agrees to comply with all applicable federal laws including, but not limited to, the Act and Exchange Act and the rules and regulations of the Commission thereunder; the laws of the states or other jurisdictions in which Shares may be offered or sold by it; and the Constitution, Bylaws, and rules of the Association. Further, the Selected Dealer agrees that it will not offer or sell the Shares in any state or jurisdiction except those in which the Shares have been qualified or qualification is not required. The Selected Dealer acknowledges its understanding that it shall not be entitled to any compensation hereunder for any period during which it has been suspended or expelled from membership in the Association.

         10. Employees and other Agents of the Selected Dealer. By accepting this Agreement, the Selected Dealer assumes full responsibility for thorough and proper training of its employees and other agents and representatives concerning the selling methods to be used in connection with the Public Offering of the Shares, giving special emphasis to the principles of full and fair disclosure to prospective investors and the prohibitions against "Free-Riding and Withholding" as set forth in Section 2110 of the Rules and the Interpretations thereunder.

         11. Indemnification by the Company. The Company shall indemnify and hold you harmless and each person if any, who controls you within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in our Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) made by the Company in any application or other document or communication in any jurisdiction in order to qualify the Shares under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. You have agreed to give the Company an opportunity and the right to participate in the defense or preparation of the defense of any action brought against you or any such controlling person to enforce any such loss, claim, demand, liability or expense. The agreement of the Company under this indemnity is conditioned upon notice of any such action or claim having been promptly given by the indemnified party to the Company. The provisions of this paragraph shall survive the termination of this Agreement.


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         12. Indemnification by the Selected Dealer. The Selected Dealer shall indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the indemnity from the Company to the Selected Dealer as set forth above, but only with respect to (a) statements or omissions, if any, made in the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information furnished to the Company or the Company with respect to the Selected Dealer by or on behalf of the Selected Dealer expressly for inclusion in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or are based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the Selected Dealer or the Selected Dealer's employees or other agents to the Company or the Company orally or by any other means or (b) failure by the Selected Dealer to deliver the Prospectus as required by law or (c) violation of any blue sky laws, rules or regulations. The provisions of this paragraph shall survive the termination of this Agreement.

         13. No Authority to Act as Partner or Agent. Nothing herein shall constitute the Selected Dealers as an association or other separate entity or partners with or agents of the Company or with each other, but each Selected Dealer shall be responsible for its pro rata share of any liability or expense based upon any claims to the contrary. The Company shall not be under any liability for or in respect of the value, validity or form of the Shares, or the delivery of certificates for the Shares or the performance by any person of any agreement on its part, or the qualification of the Shares for sale under the laws of any jurisdiction, or for or in respect of any matter in connection with this Agreement, except for lack of good faith and for obligations expressly assumed by the Company in this Agreement.

         14. Expenses. No expenses incurred in connection with offers and sales of the Shares under the Public Offering will be chargeable to the Selected Dealers.

         15. Notices. All notices, demands or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram, cable or facsimile to, in the case of the Company, the address set forth in its Prospectus directed to the attention of the President of the Company, and in the case of the Selected Dealer, to the address provided below by the Selected Dealer, directed to the attention of the President.

         16. Termination. This Agreement may be terminated by the Company with or without cause upon written notice to Selected Dealer to such effect; and such notice having been given, this Agreement shall terminate at the time specified therein.

         17. General Provisions. This Agreement shall be construed and enforced in accordance


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with and governed by the laws of the State of Oklahoma. This Agreement embodies the entire agreement and understanding between the Company and the Selected Dealer and supersedes all prior agreements and understandings related to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. All the terms of this Agreement, whether so expressed or not, shall be binding upon, and shall inure to the benefit of, the respective successors, legal representatives and assigns of the parties hereto; provided, however, that none of the parties hereto can assign this Agreement or any of its rights hereunder without the prior written consent of the other party hereto, and any such attempted assignment or transfer without the other party's prior written consent shall be void and without force or effect. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the terms and conditions of your agreement to purchase the Shares allotted to you, please indicate your acceptance thereof by signing and returning to Schneider Shares, Inc. the duplicate copy of this Agreement, whereupon this letter and your acceptance shall become and evidence a binding contract between you and the Company.


FIBR-PLAST CORPORATION

By:
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                   Title:

FIRM NAME:


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           (Print or Type name of Firm)

By:

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                 (Authorized Agent)

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 (Print or Type Name and Title of Authorized Agent)

Address:


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Telephone No.

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IRS Employer Identification No.:

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Dated:                                           , 2001

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